Worldwide Headquarters ● 470 East Paces Ferry Road, N.E. ● Atlanta, Georgia 30305 ● 800.762.5207 ● www.logility.com Logility Reports Third Quarter Fiscal Year 2025 Financial Results Atlanta, GA – February 20, 2025 - Logility Supply Chain Solutions, Inc. (Nasdaq: LGTY) (“Logility” or the “Company”), a leader in AI-first supply chain planning software, today reported its third quarter fiscal year 2025 financial results. Proposed Transaction with Aptean, Inc. (“Aptean”) On January 24, 2025, Logility announced that Aptean, a global provider of mission-critical enterprise software solutions, had entered into a definitive agreement (the “Merger Agreement”) to acquire Logility. Under the terms of the Merger Agreement, Aptean will acquire all of Logility’s outstanding common stock for $14.30 per share in an all-cash transaction. The transaction is expected to close in the second quarter of 2025, subject to customary closing conditions, including approval of the transaction by Logility’s shareholders and receipt of certain regulatory approvals. Additional details and information about the terms and conditions of the Merger Agreement and the transactions contemplated by the Merger Agreement are available in the Current Report on Form 8-K filed with the SEC on January 28, 2025. Due to the pending transaction with Aptean, Logility will not be hosting an earnings conference call to review its results for the quarter and will not be providing a financial outlook. For further detail and discussion of our financial performance, please refer to our Form 10-Q for the quarter ended January 31, 2025, which will be filed with the SEC at a later date. Key Third Quarter Financial Highlights from Continuing Operations: • Subscription fees were $14.8 million for the quarter ended January 31, 2025, a 5% increase compared to $14.1 million for the same period of the prior year. • Recurring revenue streams for Maintenance and Subscription fees were $21.6 million or 87% of total revenues in the quarter ended January 31, 2025 compared to $21.8 million or 86% of total revenues in the same period of the prior year. • Total revenues for the quarter ended January 31, 2025 decreased 2% to $25.0 million, compared to $25.5 million for the same period of the prior year, principally due to a decrease in services and maintenance revenue. • Maintenance revenues for the quarter ended January 31, 2025 decreased 12% to $6.8 million compared to $7.7 million for the same period last year due to client conversions to the cloud and churn. • Professional services and other revenues for the quarter ended January 31, 2025 decreased 21% to $2.7 million for the quarter ended January 31, 2025 compared to $3.4 million for the same period last year. The decline was primarily caused by outsourcing of some services to systems integrators and lower project work for internal staff. • Software license revenues were $0.7 million for the quarter ended January 31, 2025 compared to $0.3 million in the same period last year.

Worldwide Headquarters ● 470 East Paces Ferry Road, N.E. ● Atlanta, Georgia 30305 ● 800.762.5207 ● www.logility.com • Operating (loss)/earnings for the quarter ended January 31, 2025 were a loss of ($3.5) million compared to a gain of $0.8 million for the same period last year due to one-time charges for the Starboard acquisition-related items and the Aptean transaction. • U.S. Generally Accepted Accounting Principle (“GAAP”) net loss from continuing operations for the quarter ended January 31, 2025 was ($2.8) million or ($0.08) per fully diluted share compared to net income of $4.2 million or $0.12 per fully diluted share for the same period last year. • Adjusted net earnings from continuing operations for the quarter ended January 31, 2025, which excludes non-cash stock-based compensation expense, amortization of acquisition-related intangibles, Starboard acquisition-related costs and Aptean transaction related costs were $4.7 million or $0.14 per fully diluted share compared to $6.3 million or $0.19 per fully diluted share for the same period last year. • EBITDA from continuing operations was a loss of ($2.4) million for the quarter ended January 31, 2025 compared to earnings of $2.4 million for the same period last year due to one-time charges for the Starboard acquisition-related items and the Aptean transaction. • Adjusted EBITDA from continuing operations increased 7% to $4.3 million for the quarter ended January 31, 2025 compared to $4.0 million for the same period last year. Adjusted EBITDA represents GAAP net earnings/(loss) adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense, non-cash stock-based compensation expense, Starboard acquisition-related costs, and Aptean transaction related costs. Key Fiscal 2025 Year to Date Financial Highlights from Continuing Operations: • Subscription fees were $44.1 million for the nine months ended January 31, 2025, a 7% increase compared to $41.2 million for the same period last year, while Software license revenues were $1.0 million compared to $0.8 million for the same period last year. • Recurring revenue streams for Maintenance and Subscription fees were $65.3 million and $65.2 million or 85% of total revenues for the nine-month periods ended January 31, 2025 and 2024. • Total revenues for the nine months ended January 31, 2025 were $76.5 million compared to $77.1 million for the same period last year. • Maintenance revenues for the nine months ended January 31, 2025 were $21.2 million, a 12% decrease compared to $24.0 million for the same period last year partially due to the divestiture of the Transportation group in November 2023 and client conversions to the cloud. • Professional services and other revenues for the nine months ended January 31, 2025 decreased 8% to $10.2 million compared to $11.1 million for the same period last year. • For the nine months ended January 31, 2025, the Company reported earnings (loss) from continuing operations of approximately ($0.6) million compared to earnings of $3.4 million for the same period last year. • GAAP net earnings from continuing operations were approximately $1.0 million or $0.03 per fully diluted share for the nine months ended January 31, 2025 compared to $7.4 million or $0.22 per fully diluted share for the same period last year.

Worldwide Headquarters ● 470 East Paces Ferry Road, N.E. ● Atlanta, Georgia 30305 ● 800.762.5207 ● www.logility.com • Adjusted net earnings from continuing operations for the nine months ended January 31, 2025, which exclude stock-based compensation expense, amortization of acquisition-related intangibles, Starboard acquisition-related costs and merger related costs were $9.2 million or $0.28 per fully diluted share, compared to $13.3 million or $0.39 per fully diluted share for the same period last year. • EBITDA from continuing operations was $2.9 million for the nine months ended January 31, 2025 compared to $7.1 million for the same period last year. • Adjusted EBITDA from continuing operations increased 10% to $13.0 million for the nine months ended January 31, 2025 compared to $11.8 million for the nine months ended January 31, 2024. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense, non-cash stock-based compensation, Starboard earnout costs and Aptean transaction-related costs. The overall financial condition of the Company remains strong, with cash and investments of approximately $79.3 million. During the third quarter of fiscal year 2025, the Company paid shareholder dividends of approximately $3.7 million. About Logility Logility is a leading provider of AI-first supply chain management solutions engineered to help organizations build sustainable digital supply chains that improve people’s lives and the world we live in. The Company’s approach is designed to reimagine supply chain planning by shifting away from traditional “what happened” processes to an AI-driven strategy that combines the power of humans and machines to predict and be ready for what’s coming. Logility’s fully integrated, end-to-end platform helps clients know faster, turn uncertainty into opportunity, and transform supply chain from a cost center to an engine for growth. With over 500 clients in 80 countries, the Company is headquartered in Atlanta, GA. Learn more at www.logility.com. Operating and Non-GAAP Financial Measures Logility includes certain financial measures (EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share) in the summary financial information provided with this press release as supplemental information relating to its operating results that are not prepared in accordance with GAAP (“non-GAAP”). This non-GAAP financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to the Company’s financial condition and results of operations. EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, and income tax expense. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense and non-cash stock-based compensation expense, acquisition earnout and merger related costs. Reconciliations for the non-GAAP financial measures included herein to the most directly comparable GAAP financial measures, can be found below. Forward Looking Statements Statements in this press release that are not historical facts are “forward-looking statements” that involve risks and uncertainties that could cause actual results or performance to differ materially from those contained in the forward-looking statements. Such statements are based on management’s expectations as

Worldwide Headquarters ● 470 East Paces Ferry Road, N.E. ● Atlanta, Georgia 30305 ● 800.762.5207 ● www.logility.com of the date they are made and are not guarantees of future results. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “anticipate,” “believe,” “continue,” “could,” “expect,” “may,” “should,” “intend,” “seek,” “estimate,” “plan,” “target,” “project,” “likely,” “will,” “future” or other similar words or phrases. These risks and uncertainties include, but are not limited to, factors such as: (i) continuing U.S. and global economic uncertainty and the timing and degree of business recovery; (ii) the irregular pattern of the Company’s revenues; (iii) dependence on particular market segments or customers; (iv) competitive pressures; (v) market acceptance of the Company’s products and services; (vi) technological complexity; (vii) undetected software errors; (viii) potential product liability or warranty claims; (ix) risks associated with new product development; (x) the challenges and risks associated with integration of acquired product lines, companies and services; (xi) uncertainty about the viability and effectiveness of strategic alliances; (xii) the Company’s ability to satisfy in a timely manner all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; (xiii) the ability to obtain regulatory approval and meet other closing conditions to Aptean’s proposed transaction to acquire Logility (the “proposed transaction”), including obtaining approval of Logility’s shareholders, on the expected timeframe or at all; (xiv) potential adverse reactions or changes to business relationships, operating results, financial results and the business generally resulting from the announcement, pendency or inability to complete the proposed transaction on the expected timeframe or at all; (xv) actual or threatened litigation relating to the proposed transaction or otherwise; (xvi) the inability to retain key personnel, management or clients, or potential diminished productivity due to the impact of the proposed transaction on the Company’s current and prospective employees, key management, clients and other business partners; (xvii) risks related to diverting management’s attention from the Company’s ongoing business operations; (xviii) unexpected delays, costs, charges, fees or expenses resulting from the proposed transaction or the assumption of undisclosed liabilities related thereto; (xix) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the proposed transaction, including in circumstances requiring the Company to pay a termination fee; (xx) the risk that the price of the Company’s common stock may fluctuate during the pendency of the proposed transaction and may decline significantly if the proposed transaction is not completed; (xxi) the ability to successfully integrate operations and employees and to realize anticipated benefits and synergies of the proposed transaction as rapidly or to the extent anticipated; (xxii) actions by competitors; (xxiii) general adverse economic, political, social and security conditions in the regions in which Logility and Aptean operate; and (xxiv) the other risks and uncertainties discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in other documents that the Company subsequently files from time to time with the SEC. Statements in this press release that are “forward-looking” include, without limitation, statements about Aptean’s proposed transaction to acquire Logility (including the anticipated results, effects and timing of the proposed transaction). You are cautioned not to place undue reliance on these forward‑looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release. Logility® is a registered trademark of Logility, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners Contact: Kevin Liu kliu@logility.com

Logility Third Quarter of Fiscal Year 2025 Results

Logility Supply Chain Solutions, Inc.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Third Quarter Ended Janaury 31, 2025	Third Quarter Ended Janaury 31, 2024	Pct Chg.	Nine Months Ended Janaury 31, 2025	Nine Months Ended Janaury 31, 2024	Pct Chg.
Revenues from continuing operations:						
Subscription fees	$ 14,818	$ 14,114	5%	$ 44,131	$ 41,235	7%
License fees	662	277	139%	976	795	23%
Professional services & other	2,712	3,418	(21%)	10,199	11,107	(8%)
Maintenance	6,815	7,727	(12%)	21,179	23,990	(12%)
Total Revenues	25,007	25,536	(2%)	76,485	77,127	(1%)
Cost of Revenues from continuing operations:						
Subscription services	4,599	4,944	(7%)	13,971	13,768	1%
License fees	-	3	(100%)	46	168	(73%)
Professional services & other	2,331	2,694	(13%)	7,744	8,610	(10%)
Maintenance	1,323	1,449	(9%)	3,993	4,877	(18%)
Total Cost of Revenues	8,253	9,090	(9%)	25,754	27,423	(6%)
Gross Margin	16,754	16,446	2%	50,731	49,704	2%
Operating expenses from continuing operations:						
Research and development	4,748	4,546	4%	13,459	13,064	3%
Sales and marketing	6,164	5,039	22%	16,885	16,083	5%
General and administrative	9,164	5,853	57%	20,447	16,775	22%
Amortization of acquisition-related intangibles	191	193	(1%)	573	346	66%
Total Operating Expenses	20,267	15,631	30%	51,364	46,268	11%
Operating (Loss)/Earnings from continuing operations	(3,513)	815	nm	(633)	3,436	nm
Interest Income & Other, Net	780	4,417	(82%)	3,094	5,726	(46%)
(Loss)/Earnings from continuing operations Before Income Taxes	(2,733)	5,232	nm	2,461	9,162	(73%)
Income Tax Expense	25	1,080	(98%)	1,428	1,775	(20%)
Net (Loss)/ Earnings from continuing operations	$ (2,758)	$ 4,152	nm	$ 1,033	$ 7,387	(86%)
(Loss)/Earnings from discontinued operations, Net of Income Taxes (1)	$ -	$ (64)	-	$ -	$ 1,812	(100%)
Net (Loss)/Earnings	$ (2,758)	$ 4,088	nm	$ 1,033	$ 9,199	(89%)
Net (Loss)/Earnings attributable to Class A stockholders (3)	$ (2,758)	$ 4,088	nm	$ (2,723)	$ 9,199	(130%)
Basic (Loss)/Earnings per share: (2)						
Continuing operations	$ (0.08)	$ 0.12	nm	$ 0.03	$ 0.22	(86%)
Discontinued operations	-	-	-	-	0.05	-
Consideration transferred in excess of Class B shares cost basis pursuant to the Reclassification Agreement (3)	-	-	-	(0.11)	-	-
Basic (loss)/earnings per share	$ (0.08)	$ 0.12	na	$ (0.08)	$ 0.27	nm
Diluted (Loss)/Earnings per share: (2)						
Continuing operations	$ (0.08)	$ 0.12	nm	$ 0.03	$ 0.22	(86%)
Discontinued operations	-	-	-	-	0.05	-
Consideration transferred in excess of Class B shares cost basis pursuant to the Reclassification Agreement (3)	-	-	-	(0.11)	-	-
Diluted (loss)/earnings per share	$ (0.08)	$ 0.12	nm	$ (0.08)	$ 0.27	(130%)
Weighted average number of common shares outstanding:						
Basic	33,680	33,292		33,507	33,842	
Diluted	33,681	33,337		33,517	33,866	

nm- not meaningful

Logility Supply Chain Solutions, Inc.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

NON-GAAP Operating Earnings:	Third Quarter Ended Janaury 31, 2025	Third Quarter Ended Janaury 31, 2024	Pct Chg.	Nine Months Ended Janaury 31, 2025	Nine Months Ended Janaury 31, 2024	Pct Chg.
Operating (Loss)/Earnings from continuing operations (GAAP Basis)	$ (3,513)	$ 815	nm	$ (633)	$ 3,436	nm
Amortization of acquisition-related intangibles	850	1,168	(27%)	2,549	2,195	16%
Stock-based compensation	1,612	1,586	2%	4,807	4,720	2%
Starboard earnout costs	1,500	-	nm	1,500	-	nm
Aptean transaction costs	3,547	-	nm	3,845	-	nm
NON-GAAP Operating Earnings from continuing operations:	3,996	3,569	nm	12,068	10,351	17%
Non-GAAP Operating Earnings from continuing operations, as a % of revenue	16%	14%		16%	13%	

NON-GAAP EBITDA:	Third Quarter Ended Janaury 31, 2025	Third Quarter Ended Janaury 31, 2024	Pct Chg.	Nine Months Ended Janaury 31, 2025	Nine Months Ended Janaury 31, 2024	Pct Chg.
Net (Loss)/Earnings from continuing operations (GAAP Basis)	$ (2,758)	$ 4,152	nm	$ 1,033	$ 7,387	(86%)
Income Tax Expense	25	1,080	(98%)	1,428	1,775	(20%)
Interest Income & Other, Net	(780)	(4,417)	(82%)	(3,094)	(5,726)	(46%)
Amortization of intangibles	851	1,257	(32%)	2,561	2,527	1%
Depreciation	304	377	(19%)	948	1,114	(15%)
EBITDA from continuing operations (earnings before interest, taxes, depreciation and amortization)	(2,358)	2,449	nm	2,876	7,077	(59%)
Stock-based compensation	1,612	1,586	2%	4,807	4,720	2%
Starboard earnout costs	1,500	-	nm	1,500	-	nm
Aptean transaction costs	3,547	-	nm	3,845	-	nm
Adjusted EBITDA from continuing operations	$ 4,301	$ 4,035	7%	$ 13,028	$ 11,797	10%
EBITDA from continuing operations, as a percentage of revenues	-9%	10%		4%	9%	
Adjusted EBITDA, from continuing operations, as a percentage of revenues	17%	16%		17%	15%	

NON-GAAP Earnings Per Share	Third Quarter Ended Janaury 31, 2025	Third Quarter Ended Janaury 31, 2024	Pct Chg.	Nine Months Ended Janaury 31, 2025	Nine Months Ended Janaury 31, 2024	Pct Chg.
Net (Loss)/Earnings from continuing operations (GAAP Basis)	$ (2,758)	$ 4,152	nm	$ 1,033	$ 7,387	(86%)
Amortization of acquisition-related intangibles (4)	842	927	(9%)	1,647	1,870	(12%)
Stock-based compensation (4)	1,597	1,259	27%	3,105	4,002	(22%)
Starboard earnout costs (4)	1,487	-	nm	969	-	nm
Aptean transaction costs (4)	3,515	-	nm	2,484	-	nm
Adjusted Net Earnings from continuing operations	$ 4,683	$ 6,338	(26%)	$ 9,238	$ 13,259	(30%)
Adjusted non-GAAP diluted earnings per share from continuing operations	$ 0.14	$ 0.19	(26%)	$ 0.28	$ 0.39	(28%)

	Third Quarter Ended Janaury 31, 2025	Third Quarter Ended Janaury 31, 2024	Pct Chg.	Nine Months Ended Janaury 31, 2025	Nine Months Ended Janaury 31, 2024	Pct Chg.
NON-GAAP Earnings Per Share						
Net (Loss)/Earnings from continuing operations (GAAP Basis)	$ (0.08)	$ 0.12	nm	$ 0.03	$ 0.22	(86%)
Amortization of acquisition-related intangibles (4)	0.03	0.03	0%	0.05	0.05	0%
Stock-based compensation (4)	0.05	0.04	25%	0.09	0.12	(25%)
Starboard earnout costs (4)	0.04	-	nm	0.03	-	nm
Aptean transaction costs (4)	0.10	-	nm	0.08	-	nm
Adjusted Net Earnings from continuing operations	$ 0.14	$ 0.19	(26%)	$ 0.28	$ 0.39	(28%)

	Third Quarter Ended Janaury 31, 2025	Third Quarter Ended Janaury 31, 2024	Pct Chg.	Nine Months Ended Janaury 31, 2025	Nine Months Ended Janaury 31, 2024	Pct Chg.
Amortization of acquisition-related intangibles						
Cost of Subscription Services	$ 659	$ 975	(32%)	$ 1,976	$ 1,849	7%
Operating expenses	191	193	(1%)	573	347	65%
Total amortization of acquisition-related intangibles	$ 850	$ 1,168	(27%)	$ 2,549	$ 2,196	16%
Stock-based compensation						
Cost of revenues	$ 89	$ 90	(1%)	$ 268	$ 251	7%
Research and development	195	174	12%	569	513	11%
Sales and marketing	386	312	24%	1,068	1,040	3%
General and administrative	942	1,010	(7%)	2,902	2,916	0%
Total stock-based compensation	$ 1,612	$ 1,586	2%	$ 4,807	$ 4,720	2%

(1) For more information, please see note F related to discontinued operations in the Company's unaudited condensed consolidated financial statements filed on December 11, 2023.

(2) - For three and nine months ended Janaury 31, 2024 basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Continuing operations diluted per share for Class B shares under the two-class method are $0.12 and $0.22 for the three and nine months ended Janaury 31, 2024.

(3) - In relation to the Reclassification Agreement, the $3.8 million difference between the fair value of the common shares issued and the carrying value of the Class B shares surrendered was included as a reduction to net earnings and numerator in calculating the net (loss) earnings attributable to common stockholders.

(4) -Continuing and discontinued operations are tax affected using the effective tax rate excluding discrete items in the following table.

	Three Months Ended Janaury 31, 2025	Three Months Ended Janaury 31, 2024	Nine Months Ended Janaury 31, 2025	Nine Months Ended January 31, 2024
Continuing Operations	-0.9%	20.6%	35.4%	19.4%
Discontinued Operations	nm	nm	nm	23.9%
Consolidated Operations	-0.9%	21.9%	35.4%	20.3%

nm- not meaningful

Logility Supply Chain Solutions, Inc.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)

	Janaury 31, 2025	April 30, 2024
Cash and Cash Equivalents	$ 34,359	$ 59,512
Short-term Investments	44,915	24,261
Accounts Receivable:		
Billed	22,350	28,043
Unbilled	421	296
Total Accounts Receivable, net	22,771	28,339
Prepaid expenses and other current assets	5,947	6,584
Total Current Assets	107,992	118,696
PP&E, net	4,990	5,554
Capitalized Software, net	-	11
Goodwill	45,782	45,782
Other Intangibles, net	8,018	10,567
Deferred Tax Asset	9,586	7,588
Other Non-current Assets	3,849	4,246
Total Assets	$ 180,217	$ 192,444
Accounts Payable	$ 1,068	$ 1,248
Accrued Compensation and Related costs	3,695	2,805
Dividend Payable	3,706	3,657
Other Current Liabilities	7,780	5,012
Deferred Revenues	38,110	47,621
Current Liabilities	54,359	60,343
Other Long-term Liabilities	514	1,620
Total Liabilities	54,873	61,963
Shareholders' Equity	125,344	130,481
Total Liabilities & Shareholders' Equity	$ 180,217	$ 192,444

Logility Supply Chain Solutions, Inc.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Nine Months Ended Janaury 31, 2025	Nine Months Ended Janaury 31, 2024
Net cash (used in) provided by operating activities of continuing operations	$ (13,845)	$ 7,916
Cash provided by operating activities of discontinued operations	-	1,554
Net cash (used in) provided by operating activities	(13,845)	9,470
Purchases of property and equipment, net of disposals	(381)	(539)
Purchase of business, net of cash acquired	-	(25,041)
Proceeds from sale of business	-	660
Net cash used in investing activities of continuing operations	(381)	(24,920)
Net cash provided by investing activities of discontinued operations	-	1,825
Net cash used in investing activities	(381)	(23,095)
Dividends paid	(11,027)	(11,272)
Proceeds from exercise of stock options	100	290
Purchases of common stock	-	(10,235)
Net cash used in financing activities	(10,927)	(21,217)
Net change in cash and cash equivalents	(25,153)	(34,842)
Cash and cash equivalents at beginning of period	59,512	90,696
Cash and cash equivalents at end of period	$ 34,359	$ 55,854